SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 20, 2005

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On January 20, 2005, Cablevision Systems Corporation and CSC Holdings, Inc. (the “Companies”) entered into a definitive agreement for Rainbow DBS Company LLC to sell its Rainbow 1 direct broadcast satellite and certain other related assets to a subsidiary of EchoStar Communications Corp. for $200 million in cash.

            Under the terms of the agreement, EchoStar will acquire the Rainbow 1 satellite located at the 61.5 degree W.L. orbital position as well as FCC licenses to construct, launch and operate DBS services over 11 frequency channels at the 61.5 degree W.L. orbital location. In addition, EchoStar will acquire the contents of Rainbow DBS’ ground facility in Black Hawk, S.D. and related assets. The transaction is subject to regulatory approvals.

            The Companies will continue to explore strategic alternatives, including monetization, for their remaining Rainbow DBS related assets, including programming, equipment and spectrum.

            Rainbow DBS’ VOOM programming service will continue to provide service to its current customers during a transition period.

            The Companies and EchoStar and their respective affiliates have entered into, and may in the future enter into, transactions and agreements with each other in the ordinary course of business.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

            As disclosed in the Companies’ Current Report on Form 8-K dated December 20, 2004, the Companies’ Boards of Directors decided to suspend pursuing the spin-off of their Rainbow Media Enterprises subsidiary and instead to pursue strategic alternatives for their Rainbow DBS business. In light of the January 20, 2005 sale agreement with EchoStar described above, it is expected that the Companies will record material charges under generally accepted accounting principles as they exit that business. The Companies are not able to establish an expected completion date for the EchoStar transaction at this time because it is subject to regulatory approvals. As noted above, the Companies are continuing to explore strategic alternatives for the remaining Rainbow DBS related assets and are not able at this time to establish a definitive time frame for completion of that process. At this time, the Companies are not able in good faith to make a determination of the amounts or range of amounts expected to be incurred in connection with this course of action or an estimate of the amount or range of amounts of the charge that will result in future cash expenditures.

ITEM 2.06	MATERIAL IMPAIRMENTS.

            Furthermore, the Companies will record material charges for impairment of the value of the Rainbow DBS assets under generally accepted accounting principles. In accordance with those principles, a portion of such charges are expected to be reflected in the Companies’ fourth quarter 2004 financial statements and additional impairment charges are expected to be recorded in 2005. At this time, the Companies are not able in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charges or of the amount or range of amounts of the impairment charges that will result in future cash expenditures.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ MICHAEL P. HUSEBY

	Name: Title:	Michael P. Huseby Executive Vice-President and Chief Financial Officer

Dated: January 20, 2005

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ MICHAEL P. HUSEBY

	Name: Title:	Michael P. Huseby Executive Vice-President and Chief Financial Officer

Dated: January 20, 2005